As filed with the Securities and Exchange Commission on May 11, 2006.
                           Registration No. 333-118578

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          POST-EFFECTIVE AMENDMENT 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                SYNDICATION, INC.
                 (Name of Small Business Issuer in its Charter)

           Delaware                        8742                  57-2218873
 (State or other jurisdiction  (Primary Standard Industrial   (I.R.S. Employer)
      of incorporation or       Classification Code Number)   Identification No.
         organization)

                              1250 24th Street, NW
                                    Suite 300
                             Washington, D.C. 20037
                                 (202) 467-2788
          (Address and telephone number of principal executive offices)

                    Brian Sorrentino, Chief Executive Officer
                                Syndication, Inc.
                              1250 24th Street, NW
                                    Suite 300
                             Washington, D.C. 20037
                                 (202) 467-2788
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Floor
                            New York, New York 10018
                                 (212) 930-9700

                                SYNDICATION, INC.

The purpose of this Post-Effective Amendment is to deregister all shares of common stock, which were registered for sale under the original filing and which remain unsold. As of the date hereof, of the total of 49,950,000 shares of common stock that had been registered, the selling stockholders registered thereunder sold 43,958,120 shares of common stock under the original filing. Of the remaining shares, none shall be deemed registered hereunder.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington DC, on this 11th day of May 2006

                                        SYNDICATION, INC.


                                        By: /s/ Brian Sorrentino
                                            ------------------------------------
                                            Brian Sorrentino
                                            Chief Executive Officer and Director
                                           (Principal Executive Officer)

                                        By: /s/ Mrutyunjaya S. Chittavajhula
                                            ------------------------------------
                                            Mrutyunjaya S. Chittavajhula
                                            Chief Financial Officer (Principal
                                            Financial and Accounting Officer)


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                 Title                                   Date
-----------------------   ------------------------------------    -----------

/s/ Brian Sorrentino      Chief Executive Officer and Director    May 11, 2006
-----------------------   (Principal Executive Officer)
Brian Sorrentino

/s/ Mark Solomon          President and Director                  May 11, 2006
-----------------------
Mark Solomon

/s/ Howard B. Siegel      Director                                May 11, 2006
-----------------------
Howard B. Siegel